Exhibit 99.3

Marani Brands, Inc.
Pro Forma Balance Sheet
June 30,
2007
Assets
Current Assets
Cash & Equivalents	$470,603
Accounts Receivable	27,258
Inventory	75,124
Prepaid Expenses & Other Current Assets	2,500
Total Current Assets	575,485
Property & Equipment, Net	33,645
Deposits	10,255
Goodwill	650,000
Total Assets	$1,269,385

Liabilities & Stockholders' Equity (Deficit)
Current Liabilities
Accounts Payable and Accrued Expenses	$305,729
Accrued Derivative Liability	90,269
Notes Payable	87,136
Total Current Liabilities	483,134
Non-Current Liabilities
Notes Payable	249,816
Total Non-Current Liabilities	249,816
Total Liabilities	732,950

Commitments & Contingencies	-

Stockholders' Equity (Deficit)
Preferred Stock, $0.001 par value, 10,000,000 shares
authorized; 1,000,000 shares issued and outstanding.	1,000
Common Stock, $0.001 par value, 300,000,000 shares
authorized; 157,812,000 shares issued and outstanding.	157,812
Additional Paid-in Capital	13,339,872
Deferred Financing Costs	(10,648,654)
Accumulated Deficit	(2,313,595)
Total Stockholders' Equity (Deficit)	536,435
Total Liabilities & Stockholders' Equity (Deficit)	$1,269,385

The accompanying notes are an integral part of these financial statements

Marani Brands, Inc.
Pro Forma Statement of Operations
For the Year
Ended June 30,
2007
Sales	$97,617
Cost of Sales	41,815
Gross Profit	55,802
Operating Expenses
Marketing and Sales Promotion	646,153
General & Administrative	1,555,761
Stock Based Compensation	76,120
Total Operating Expenses	2,278,034
Operating Income (Loss)	(2,222,232)
Other Income (Expense)
Other Income	207,017
Total Other Income (Expense)	207,017
Net Income (Loss)	$(2,015,215)
Net Income per Share
Basic	$(0.01)
Diluted	$(0.01)
Number of Shares Used in Per Share Calculations
Basic	157,812,000
Diluted	182,932,000

The accompanying notes are an integral part of these financial statements

Marani Brands, Inc.
Pro Forma Statement of Stockholders' Equity (Deficit)

	Preferred Stock		Common Stock

		Par		Par				Accumulated		Total
	Number	Value	Number	Value	Additional		Deferred	Other		Stockholders'
	of	($0.001)	of	($0.001)	Paid-In-	Subscriptions	Financing	Comprehensive	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Receivable	Costs	Income (Loss)	Deficit	(Deficit)
Balance at June 30, 2006 (Adjusted)	1,000,000	$1,000	83,884	$84	$849,729	$(12,000)	$-	$9,116	$(2,234,610)	$(1,386,681)
Common Stock Issued to Investors for Cash	-	-	13,500	13	151,987	-	-	-	-	152,000
Common Stock Issued MEI Shareholders in Merger
Transaction	-	-	100,000,000	100,000	(100,000)	-	-	-	-	-
Compensation for Extending Terms of Stock Options	-	-	-	-	4,000	-	-	-	-	4,000
Margrit Merger	-	-	-	-	(3,455,422)	-	-	-	-	(3,455,422)
Cash Received for Subscriptions	-	-	-	-	-	12,000	-	-	-	12,000
Shares Issued at Closing for Cash	-	-	15,120,000	15,120	3,764,880	-	-	-	-	3,780,000
Shares Issued at Closing (Purell)	-	-	42,594,616	42,595	10,606,059	-	(10,648,654)	-	-	-
Convertible Promissory Note	-	-	-	-	1,018,986	-	-	-	-	1,018,986
Notes Payable Related Party	-	-	-	-	140,375	-	-	-	-	140,375
Notes Payable	-	-	-	-	359,278	-	-	-	-	359,278
Foreign Currency Translation Adjustment	-	-	-	-	-	-	-	(9,116)	-	(9,116)
Consolidated Net Loss	-	-	-	-	-	-	-	-	(2,015,215)	(2,015,215)
Elimination of Margrit Loss	-	-	-	-	-	-	-	-	1,936,230	1,936,230
Balance at June 30, 2007	1,000,000	$1,000	157,812,000	$157,812	$13,339,872	$-	$(10,648,654)	$-	$(2,313,595)	$536,435

The accompanying notes are an integral part of these financial statements

Marani Brands, Inc.
Pro Forma Statement of Cash Flows
For the Year Ended
June 30,
2007
Cash Flows from Operating Activities
Net Income (Loss)	$(2,015,215)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on Cancellation of Accrued Officer Debt	(1,236,279)
Loss on Disposal of Inventory	19,271
Loss on Disposition of Deferred Offering Costs	194,902
Loss on Disposition of Patent and Trademarks	979,167
Gain on Cancellation of Accounts Payable	(494,752)
Gain on Disposition of Deferred Revenue-License Fees	(124,750)
Realized Foreign Currency Translation	182,974
Interest & Derivative Interest Expense	191,578
Compensation paid by Issue of Stock Options and Shares	4,000
Depreciation & Amortization	33,826
Changes in operating assets and liabilities:
Accounts Receivable	(27,258)
Inventory	(93,118)
Prepaid Expenses & Other Current Assets	(2,500)
Other Assets	(51,950)
Deposits	(10,255)
Accounts Payable and Accrued Expenses	754,570
Deferred Revenue-License Fee	-
Net Cash Used in Operating Activities	(1,695,789)
Cash Flows from Investing Activities
Purchase of Property and Equipment	(33,205)
Patent and Trademarks	(979,118)
Purchase of Goodwill Marani Public Shell	(650,000)
Net Cash Used in Investing Activities	(1,662,323)
Cash Flows from Financing Activities
Notes Payable Related Party	(103,334)
Notes Payable	180,597
Foreign Currency Translation Adjustment	(192,090)
Merger	(553)
Cash Received for Subscriptions	12,000
Common Stock Issued for Cash	3,932,000
Net Cash Provided by Financing Activities	3,828,620
Net Increase (Decrease) in Cash	470,508
Cash Beginning of Period	95
Cash End of Year	$470,603
Supplemental Disclosure of Cash Flow Information:
Cash Paid during the period for interest	$5,398
Cash Paid during the period for income taxes	800

The accompanying notes are an integral part of these financial statements

Note 1 - Organization, Business & Operations

These Pro Forma Financial Statements combine Margrit Enterprises International, Inc. (MEI), a private company with Marani Brands, Inc. (Marani), a public company, to inform the reader how Marani would appear as if the merger had occurred as of June 30, 2007 effected for the transactions known at closing.

Merger

On April 4, 2008, Marani (formerly FFBI) entered into an Agreement and Plan of Merger (the "Agreement") with Margrit Enterprises International, Inc., a California corporation ("MEI"), with MEI being the surviving corporation (the "Merger"). The Agreement provided that the shareholders representing 100% of MEI's issued and outstanding shares of common stock exchanged their shares of MEI common stock for 100,000,000 shares of Marani’s common stock on the basis of 10 shares of Marani’s common stock for each share of MEI common stock.

Under the Agreement, as additional consideration for the Agreement and the Merger:

•
42,594,616 shares common stock were issued to Purrell Partners, LLC, or its assigns (the "Purrell Group") and (ii) a Warrant to purchase 10,000,000 shares of our common stock at an exercise price of $0.10 per share to the Purrell Group.

•
An aggregate of 15,120,000 shares of common stock, along with warrants to purchase an additional 15,120,000 shares of common stock at $0.35 per share, to four (4) institutional investors in exchange for cash of $3,780,000.

Following this the MEI shareholders will own 100,000,000 shares of our common stock, or approximately 63.2% of then issued and outstanding 158,117,747 shares of common stock. The Closing of the Merger took place on April 7, 2008.

Marani Brands

Marani Brands (formerly Fit For Business International, Inc.) ("FFBI") is a Nevada corporation that was in the development stage of providing products and services for: (i) corporate wellness programs which address business productivity, stress and absenteeism issues; (ii) living well programs directed primarily, but not exclusively, to individuals over 45 years of age; and, (iii) nutritional supplements manufactured and supplied by Herbalife Ltd. ("Herbalife"). Marani Brands will now be the name of the company surviving and distributing and manufacturing Vodka and other spirits.

Margrit International

Margrit Enterprises International Inc. was incorporated on December 27, 2001 under the laws of the State of California. The Company does business under the name Marani Spirits and is an importer of fine Vodka. The Company is also beginning to import and license a variety of other spirits and is located in Hollywood California.

Note 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Accounts Receivable

Accounts receivable consist of amounts due from sales of its vodka and spirit products .

Revenue Recognition

The Company realized revenue upon shipment of its vodka and spirit products.

Advertising Costs

Advertising costs are charged to operations when incurred.

Property and Equipment

The components of property and equipment are stated at cost. Property and equipment costs are depreciated or amortized for financial reporting purposes over the useful lives of the related assets by the straight-line method. Useful lives utilized by the Company for calculating depreciation or amortization are as follows:

•	Computer and office equipment	5 years
•	Furniture and fixtures	10 years
•	Internal web site development costs	3 years
•	Developed Software	5 years

Upon disposition of an asset, its cost and related accumulated depreciation or amortization is removed from the accounts, and any resulting gain or loss is recognized.

Impairment of Long-Lived Assets

The Company accounts for its long-lived assets in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"). SFAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and the fair value or disposable value. As of the merger date, the Company does not believe there has been any impairment of its long-lived assets.

Loss Per Common Share

The Company adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128"), that requires the reporting of both basic and diluted earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with SFAS 128, any anti-dilutive effects on net earnings (loss) per share are excluded.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company's financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws. Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the period of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of June 30, 2007, the carrying value of the Company's accounts payable, accrued liabilities, loans from related parties and promissory notes approximated fair value due to the nature and terms of maturity of these instruments.

Stock-Based Compensation

The Company uses the fair value method to account for non-employee stock-based compensation in accordance with SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), and FASB Emerging Issues Task Force, or EITF, Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Under the fair value method, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

The Company accounts for the fair value of stock options granted to employees, stock options granted by a principal stockholder to employees, and common stock issued by a principal stockholder to employees under the fair value recognition provisions of SFAS No. 123, and SAB Topic 5.T., "Accounting for Expenses or Liabilities Paid by Principal Stockholder(s)." Fort Street Equity, Inc., as a principal stockholder, has provided stock option grants and common stock on behalf of the Company to employees and other parties which are described in Notes 6 and 11.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses. Actual results could differ from those estimates made by management.

Note 3 - Recent Accounting Pronouncements

FASB Interpretation No. 48 - In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), which supplements SFAS No. 109, Accounting for Income Taxes, by defining the confidence level that a tax position must meet in order to be recognized in the financial statements. The Interpretation requires that the tax effects of a position be recognized only if it is "more-likely-than-not" to be sustained based solely on its technical merits as of the reporting date. The more-likely-than-not threshold represents a positive assertion by management that a company is entitled to the economic benefits of a tax position. If a tax position is not considered more-likely-than-not to be sustained based solely on its technical merits, no benefits of the position are to be recognized. The Company has evaluated the impact of the adoption of FIN 48, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

SFAS No. 157 - In September 2006, the FASB issued Statement 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company has evaluated the impact of the adoption of SFAS 157, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

SFAS No. 158 - In September 2006, the FASB issued Statement No. 158 Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106, and 132(R). This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. The Company has adopted SFAS 158, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

SAB No. 108 - In September 2006, the Securities and Exchange Commission released Staff Accounting Bulletin (SAB) No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 requires a registrant to quantify all misstatements that could be material to financial statement users under both the "rollover" and "iron curtain" approaches. If either approach results in quantifying a misstatement that is material, the registrant must adjust its financial statements. SAB No. 108 is effective for fiscal years beginning after November 15, 2006. The Company has evaluated the impact of the adoption of SAB 108, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

SFAS No. 159 - In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities--Including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. No entity is permitted to apply this Statement retrospectively to fiscal years preceding the effective date unless the entity chooses early adoption. The choice to adopt early should be made after issuance of this Statement but within 120 days of the beginning of the fiscal year of adoption, provided the entity has not yet issued financial statements, including required notes to those financial statements, for any interim period of the fiscal year of adoption. This Statement permits application to eligible items existing at the effective date (or early adoption date). The Company plans on adopting this Statement on January 1, 2008, and does not believe that it will have a significant impact on its results of operations or financial position.

Note 4 - Inventories

Inventories are comprised of bottles/cases of Marani Vodka, and other various spirits, available for resale totaling $75,124. During 2007, the Company disposed of non-Marani Brand items totaling $85,791.

Note 5 - Goodwill

On November 14, 2007, the MEI deposited $650,000 in an escrow account for the purchase of Marani. This transaction is part of the merger that took place on April 7, 2008 between Margrit Enterprises International, Inc. which merged with Marani Brands, Inc.

Note 6 - Accrued Derivative Liability

The Company has recognized an accrued liability, based upon the Black Scholes module of the economic difference of the conversion factor of the related party payable. The Company has granted the major shareholder an option to convert her debt into common shares at a rate below the current market price of $0.25 for $0.12 per share.

Note 7 - Notes Payable

MEI SBA Loan

The Company is obligated to a bank for an SBA loan. Terms indicate that the balance of $249,816 is due and payable in full in September of 2010. Interest is accrued and paid monthly at 8.25%. This note is classified as long term. The Company is also obligated to Searchlight Financial (see Legal Proceedings) for a short term note. This obligation is in dispute, but is being recorded with interest at 15%.

Searchlight Financial

On July 13, 2007, the Company was informed by legal counsel, that Searchlight Financial was threatening litigation. This matter stems from a factoring agreement the Company entered into with Searchlight in 2005. The Company has in its notes payable $87,136 due to Searchlight and accrued interest of approximately $26,700 in accrued expenses.

Note 8 - Convertible Debentures

On December 18, 2007, the Company issued a one year Convertible Debenture of $3,500,000 which bears interest of 10% per annum. This Debenture was converted into 14,000,000 shares and $.25 at the merger date April 07, 2008.

Note 9 - Warrants

Under the merger agreement, as additional consideration for a total of 25,120,000 warrants to purchase common shares were issued.

•	Purrell Partners, LLC-Warrant to purchase 10,000,000 shares of common stock at an exercise price of $0.10 per share.

•	(4) Institutional Investors-Warrant to purchase 15,120,000 shares of common stock at an exercise price of $0.35 per share.

The fair value of the share purchase warrants issued at the merger was $1,894,710, which was determined using the Black-Scholes option value model with the following assumptions:

•	Expected Dividend Yield	0.00%
•	Risk Free Interest Rate	3.00%
•	Expected Volatility	66.00%
•	Expected Option Life (in years average)	5.0

Note 10 - Deferred Financing Costs

Under the Merger Agreement, 42,594,616 shares common stock were issued to Purrell Partners, LLC for their role in facilitating the merger and financing activities. At the date of the merger, these shares were valued at $.25 per share totaling $10,648,654. These financing costs will be amortized over five years from the date of the merger.

Note 11 - Commitments and Contingencies

Legal Proceedings

On July 13, 2007, the Company was informed by legal counsel, that Searchlight Financial was threatening litigation. This matter stems from a factoring agreement the Company entered into with Searchlight in 2005. The Company has in its notes payable $87,136 due to Searchlight and accrued interest of approximately $26,700 in accrued expenses.

Leases

The Company entered into a lease for its corporate office space in North Hollywood, CA in May 2002. This lease is currently on a month-to-month basis for $1,800 per month.

Agreements

On November 1, 2007, the Company entered into a consulting agreement with Purell Partners, LLC. to provide various strategic and investment banking services. This agreement is commission and revenue sharing based and terminates on October 31, 2010.

On October 12, 2007, the Company entered into a consulting agreement with Continental Advisors, SA. to provide $10,000,000 in financing through private placements. This agreement provides for a sign on fee of $15,000, commissions and warrant coverage.